AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 21, 2000
                                                  REGISTRATION NO. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            PRIMEX TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

          VIRGINIA                                         06-1458069
---------------------------------                    ----------------------
  (State or Other Jurisdiction                          (I.R.S. Employer
of Incorporation or Organization)                     Identification Number)

                            10101 NINTH STREET NORTH
                       ST. PETERSBURG, FLORIDA 33716-3807
                    ----------------------------------------
                    (Address of Principal Executive Offices)

             PRIMEX TECHNOLOGIES, INC. 2000 LONG TERM INCENTIVE PLAN
             --------------------------------------------------------
                            (Full Title of the Plan)

                              GEORGE H. PAIN, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL, AND SECRETARY
                            PRIMEX TECHNOLOGIES, INC.
                            10101 NINTH STREET NORTH
                       ST. PETERSBURG, FLORIDA 33716-3807
                                 (727) 578-8116
           ----------------------------------------------------------
           (Name, Address, and Telephone Number of Agent For Service)

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                  PROPOSED MAXIMUM       PROPOSED MAXIMUM
       TITLE OF                 AMOUNT                OFFERING               AGGREGATE              AMOUNT OF
   SECURITIES TO BE              TO BE                PRICE PER              OFFERING             REGISTRATION
      REGISTERED              REGISTERED              SHARE (1)              PRICE (1)                 FEE
-------------------------------------------------------------------------------------------------------------------

Common Stock,
par value $1.00               650,000 (3)              $21.00             $13,650,000.00            $3,604.00
per share (the
"Common Stock")

Series A
Participating
Cumulative
Preferred Stock               650,000 (3)                (2)                    (2)                    (2)
Purchase Rights
(the "Rights")
================================================================================================================

         (1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the proposed maximum offering price per share is estimated based on the average of the high and low sales prices of the registrant's Common Stock on the Nasdaq National Market on March 16, 2000, the latest practicable date prior to the filing of this registration statement.

         (2) The Rights are appurtenant to and trade with the Common Stock. The value attributable to the Rights, if any, is reflected in the proposed maximum aggregate offering price for the Common Stock, as indicated above, and the registration fee for the Rights is included in the fee for the Common Stock.

         (3) Together with an indeterminate additional number of shares which may be issuable pursuant to the anti-dilution provisions of the Primex Technologies, Inc. 2000 Long Term Incentive Plan

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed with the Commission.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which are on file with the Commission, are hereby incorporated in this Registration Statement by reference as of their respective dates:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999, which contains the Company's audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 (File No. 000-28942), filed on October 24, 1996, as amended, is hereby incorporated by reference.

         (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K of the Company referred to in (a) above.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The Virginia Stock Corporation Act permits, and the Company's Articles of Incorporation require, indemnification of the Company's directors, officers and employees in a variety of circumstances. Under Sections 13.1-679 and 13.1-704 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors, officers and employees in civil or criminal actions if such persons acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that their conduct was unlawful. The Company's Articles of Incorporation require indemnification of directors, officers and employees with respect to certain liabilities, expenses, and other amounts imposed upon such persons by reason of having been directors, officers or employees if such persons acted in the best interests of the Company or a related entity. Also, Section 13.1-692.1 of the Virginia Stock Corporation Act permits a Virginia corporation to limit or totally eliminate the liability of a director or officer in a shareholder or derivative proceeding.

         Directors and officers of the Company are insured, subject to policy limits and certain exclusions and limitations and to the extent not otherwise indemnified by the Company, against loss (including expenses incurred in the defense of actions, suits and proceedings in connection therewith) arising from any error, misstatement, misleading statement, omission or other act made or performed in their capacity as directors and officers. The policies also reimburse the Company for liability incurred in the indemnification of its directors and officers under common or statutory laws or the Company's Articles of Incorporation, subject to the terms, conditions and exclusions of such policies. In addition, directors, officers and other employees of the Company who may be "fiduciaries" as that term is used in the Employee Retirement Income Security Act of 1974 are insured with respect to liabilities under such Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase of decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
           Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

         (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by

             Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on From F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on the Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on this 17th day of March, 2000.

                                       PRIMEX TECHNOLOGIES, INC.

                                       /s/ GEORGE H. PAIN
                                       ---------------------------------
                                       George H. Pain
                                       Vice President, General Counsel, and
                                       Secretary

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


         SIGNATURE                    TITLE                                DATE
        ---------                    -----                                 ----
/s/ JAMES G. HASCALL               Chairman of the Board and
------------------------------     Chief Executive Officer and          March 17, 2000
James G. Hascall                   Director


/s/ J. DOUGLAS DEMAIRE
------------------------------     President and Director               March 17, 2000
J. Douglas DeMaire


/s/ JOHN E. FISCHER                Vice President and Chief
------------------------------     Financial and Accounting             March 17, 2000
John E. Fischer                    Officer


 /s/ DAVID LASKY
------------------------------     Director                             March 17, 2000
 David Lasky


/s/ BOB MARTINEZ
------------------------------     Director                             March 17, 2000
Bob Martinez


/s/ WILLIAM B. MITCHELL
------------------------------     Director                             March 17, 2000
William B. Mitchell


/s/ ROBERT H. RAU
------------------------------     Director                             March 17, 2000
Robert H. Rau


/s/ ANTHONY W. RUGGIERO
------------------------------     Director                             March 17, 2000
Anthony W. Ruggiero

/s/ LEON E. SALOMON
------------------------------     Director                             March 17, 2000
Leon E. Salomon



EXHIBIT INDEX

EXHIBIT
NUMBER                       DESCRIPTION
-------                      -----------

4.1 Amended and Restated Articles of Incorporation. Incorporated by reference to Exhibit 3.1 to the Company's Form 10-K filed with the Commission on March 17, 2000 (SEC File No. 0-28942).

4.2            Amended and Restated By-laws. Incorporated by reference to
               Exhibit 3.2 to the Company's Form 10-K filed with the Commission on March 17, 2000 (SEC File No. 0-28942).

4.3 Form of Rights Agreement dated February 1, 2000, between the Company and The Bank of New York, as Rights Agent. Incorporated by reference to Exhibit 4.3 to the Company's Form 10-K filed with the Commission on March 17, 2000 (SEC File No. 0-28942).

4.4            Primex Technologies, Inc. 2000 Long Term Incentive Plan.

5              Opinion of Counsel.

23.1           Consent of Ernst & Young LLP.

23.2           Consent of Counsel is contained in Counsel's Opinion filed as
               Exhibit 5.